Exhibit 99.1
Griffin Capital Essential Asset REIT, Inc. (“GCEAR”)
To Merge with
Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”)

Merger Creates a $4.75 billion, Self-Managed REIT Immediately Accretive to Earnings and Cash Flows

Transactions Would Result In Substantial Cost Savings, Increased Operating Efficiencies, and The Elimination of External Advisory Fees
El Segundo, Calif. (December 20, 2018) – Griffin Capital Company, LLC (“Griffin Capital”), a leading private investment firm and one of the nation’s premier alternative investment advisors, announced today that Griffin Capital Essential Asset REIT, Inc. (“GCEAR”) and Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”) have entered into a definitive agreement to merge in an all-stock transaction, creating a $4.75 billion, self-managed REIT, which will generate significant benefits for shareholders, including substantial cost savings, increased operating efficiencies, and immediate accretion to earnings and cash flow. This merger combines two highly complementary portfolios with similar construction and investment mandates, significantly increasing the size, scale, and diversification of the combined company.

In addition, GCEAR announced it is now self-administered following the contribution of Griffin Capital Real Estate Company, LLC (“GRECO”) to GCEAR on December 14, 2018. The self-administration transaction provides immediate benefits to GCEAR shareholders, including a considerable reduction in the operating expenses of GCEAR; these benefits will extend to the combined company following the completion of the merger of GCEAR into GCEAR II. Shortly following the closing of the merger, GCEAR II, as the surviving entity, intends to conduct a tender offer for all shareholders of at least $100 million.
“We could not be more thrilled to announce these transactions. In addition to the significant value they immediately bring to shareholders, we believe the size, capitalization, and cost structure of the combined company positions it well for the future. REITs with enhanced scale and experienced internal management are viewed more favorably by institutional investors and lenders, enhancing the REIT’s potential liquidity optionality and value to shareholders,” said Michael J. Escalante, CEO and President of GCEAR and President of GCEAR II.

The transaction is expected to close in the first half of 2019, subject to certain closing conditions, including the approval of the merger by both GCEAR and GCEAR II shareholders.

Advisors

Robert A. Stanger & Co., Inc. and Bank of America Merrill Lynch are acting as financial advisors to GCEAR, and SunTrust Robinson Humphrey, Inc. is acting as financial advisor to GCEAR II’s special committee of the board of directors. Nelson Mullins Riley & Scarborough LLP is providing legal counsel to GCEAR, and Venable LLP is providing legal counsel to GCEAR’s special committee of the board of directors. Morris, Manning & Martin, LLP is providing legal counsel to GCEAR II’s special committee of the board of directors. Baker McKenzie is providing legal counsel to Griffin Capital.

About Griffin Capital Company, LLC

Griffin Capital Company, LLC ("Griffin Capital") is a leading alternative investment asset manager that owns, manages, sponsors or co/sponsors approximately $11.2 billion* in assets. Founded in 1995, the privately held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued at over $22 billion.

The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Capital Securities, LLC to retail investors through a community of partners, including independent and insurance broker-dealers, national wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises.

Additional information is available at www.griffincapital.com.

About Griffin Capital Essential Asset REIT, Inc.

Griffin Capital Essential Asset REIT, Inc. is a publicly-registered, non-traded REIT with a portfolio, as of September 30, 2018, of 76 office and industrial properties totaling 20.1 million rentable square feet, located in 20 states, representing total REIT capitalization of approximately $3.5 billion. Griffin Capital Essential Asset REIT, Inc. was one of several REITs sponsored or co-sponsored by Griffin Capital.

About Griffin Capital Essential Asset REIT II, Inc.

Griffin Capital Essential Asset REIT II, Inc. is a publicly registered, non-traded REIT focused on acquiring a portfolio consisting primarily of single tenant business essential properties throughout the United States, diversified by corporate credit, physical geography, product type, and lease duration. As of September 30, 2018, Griffin Capital Essential Asset REIT II, Inc. has acquired 35 office and industrial buildings totaling approximately 7.3 million rentable square feet and total REIT capitalization of approximately $1.3 billion. Griffin Capital Essential Asset REIT II, Inc. was one of several REITs sponsored or co-sponsored by Griffin Capital.
Additional Information and Where to Find It:

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of the federal securities laws.  GCEAR and GCEAR II expect to prepare and file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY GCEAR AND GCEAR II IN CONNECTION WITH THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GCEAR, GCEAR II AND THE PROPOSED MERGER.  INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.  Investors will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov).  In addition, these materials will also be available free of charge by accessing GCEAR's website (http://www.griffincapital.com/griffin-capital-essential-asset-reit) or by accessing GCEAR II's website (http://www.griffincapital.com/griffin-capital-essential-asset-reit-ii).

Participants in the Proxy Solicitation:

Information regarding GCEAR's directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 9, 2018 and its proxy statement filed with the SEC by GCEAR on April 4, 2017 in connection with its 2017 annual meeting of stockholders, and information regarding GCEAR II's directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 9, 2018 and its proxy statement filed with the SEC by GCEAR II on April 5, 2017 in connection with its 2017 annual meeting of stockholders.  Certain directors and executive officers of GCEAR and/or GCEAR II and other persons may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments and retention bonuses if their employment is terminated prior to or following the merger. If and to the extent that any of the participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the Joint Proxy Statement/Prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of GCEAR and GCEAR II and their respective executive officers and directors in the merger by reading the Joint Proxy Statement/Prospectus regarding the merger when it becomes available.

Forward-Looking Statements:

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability of GCEAR or GCEAR II to obtain stockholder approval of the merger or the failure to satisfy the other conditions to completion of the merger; risks related to disruption of management’s attention from the ongoing business operations due to the merger; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of GCEAR or GCEAR II; and other factors, including those set forth in the Risk Factors section of GCEAR’s and GCEAR II’s most recent Annual Report on Form 10-K for the year ended December 31, 2017, as updated by the subsequent Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018 filed with the SEC, and other reports filed by GCEAR and GCEAR II with the SEC, copies of which are available on the SEC’s website, www.sec.gov. GCEAR and GCEAR II undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

*Includes the property information related to interests held in certain joint ventures. As of September 30, 2018 and prior to the self-administration transaction.

Media Contacts
Diana Keary
Senior Vice President
Griffin Capital Company
Dkeary@griffincapital.com
949-270-9303
Or
Ben Rosner
Associate Director
Finsbury
Ben.Rosner@Finsbury.com
646-805-2085

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